Beijing Zhida Development Company
                                    Party A

                             Morceli, Limited Corp
                                    Party B

                             Joint Venture Contract

                Beijing DaDu International Jockey Club Co. Ltd.

                                 Beijing China

                                 29 April, 1997


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                           CONTRACT OF JOINT VENTURE
                BEIJING DADU INTERNATIONAL JOCKEY CLUB CO. LTD.

                                   CHAPTER 1
                               GENERAL PROVISIONS

     In accordance with the "LAW OF THE PEOPLE'S REPUBLIC OF CHINA ON CHINESE-FOREIGN EQUITY JOINT VENTURES" and other relevant Chinese laws and regulations, BEIJING ZHIDA DEVELOPMENT COMPANY, CHINA AND MORCELI LIMITED CORPORATION adhering to the principle of equality and mutual benefit and through friendly consultations agree to jointly invest to set up a joint venture enterprise in Beijing, the People's Republic of China. The contract hereunder is concluded.

                                   CHAPTER 2
                          PARTIES TO THE JOINT VENTURE

ARTICLE 1
Parties to this contract are as follows: BEIJING ZHIDA DEVELOPMENT COMPANY (hereinafter referred to as PARTY A) duly registered in Beijing, China with its legal address at 21 Liujiayao BeiLi Fengrai District Beijing, 100075 P.R. China
Legal representative: Du Lianlu
Position: General Manager
Nationality: China

MORCELI LIMITED (hereinafter referred to as PARTY B) duly registered in Nevada, United States, with its legal address at 5555 N. Grand Boulevard, Suite 200, Oklahoma City, OK 93112, U.S.A.
Legal representative: Ronald G. Sparks
Position: President
Nationality: U.S.A.

                                   CHAPTER 3
                   ESTABLISHMENT OF THE JOINT VENTURE COMPANY

 ARTICLE 2
     In accordance with the "LAW OF THE PEOPLE'S REPUBLIC OF CHIN A ON CHINESE-FOREIGN EQUITY JOINT VENTURES" and other relevant Chinese laws and regulations,

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both parties to the joint venture agree to set up BEIJING DADU INTERNATIONAL AL
JOCKEY CLUB CO. LTD.

ARTICLE 3
     The name in Chinese of the joint venture company is:
     (chinese script in this area)
     The name in foreign language of the joint venture company is:
     BEIJING DADU INTERNATIONAL JOCKEY CLUB CO. LTD.
     The residence of the joint venture company is at Beijing Economy and Technology Developing Zone, #2 Rongchang Xijie, 100029, P.R. China.

ARTICLE 4
     All activities of the joint venture company shall be governed by the laws, decrees and pertinent rules and regulations of the People's Republic of China.

ARTICLE 5
     The organization form of the joint venture company is a limited liability company. Each party to the joint venture company is liable to the joint venture company within the limit of the capital subscribed by it. The profits, risks and losses of the joint venture company shall be shared by the parties in proportion to their con contributions of the registered capital.

                                    CHAPTER 4
                        THE PURPOSE, SCOPE AND SCALE OF
                            PRODUCTION AND BUSINESS

ARTICLE 6
     The purpose of the parties to the joint venture is in conformity with the wish of enhancing the economic cooperation and technical exchanges, so as to raise economic results and ensure satisfactory economic benefits for each investor.

ARTICLE 7
     The business scope of the joint venture company is as follows: Horse racing, Jockey training, electronic shooting, tennis, swimming, singing and dancing center, bar, recreational, on and off course social welfare lotteries and shopping.

ARTICLE 8
     The business mode of the joint venture company is to set up branches for selling social welfare lotteries.




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                                   CHAPTER 5
                       TOTAL AMOUNT OF INVESTMENT AND THE
                               REGISTERED CAPITAL

ARTICLE 9
     The total amount of the investment of the joint venture company will depend on the financial report of the project provided by the Board of Directors of the company.

ARTICLE 10
     Investment contributed by the parties is RMB 48,000,000 which will be the registered capital of the joint venture company.
     Of which: PARTY A SHALL INVEST RMB 4,800,000, accounts for 10%, PARTY B shall pay 43,200,000, accounts for 90%.

ARTICLE 11
     Both PARTY A and PARTY B will contribute the followings as their investment:

     PARTY A:
     Cash of RMB 48,000,000
     PARTY A shall complete all necessary formalities to obtain land use right. Land use RIGHT OF A TOTAL AREA of 1,500 mu located in Beijing with all necessary services to the site including, but not limited to:
     (a) electricity;
     (b) water supply;
     (c) sewerage;
     (d) storm water drainage;
     (e) telecommunication;
     (f) postal service; and
     (g) natural gas.

     PARTY B:
     Cash of U.S. Dollars equivalent to RMB 43,200,000.00

ARTICLE 12
     The registered capital of the joint venture company shall be invested in installments by PARTY A and PARTY B according to their respective proportion of their investment. The installment shall be fulfilled according to the capital investment plan made by both PARTY A and PARTY B.

ARTICLE 13
     In case any party to the joint venture intends to assign all or part of it's investment subscribed to a third party, consent shall be obtained from the other party to the joint venture, and approval from the examination and approval authority is required.


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     When one party to the joint venture assigns all or part of it's investment, the other party has preemptive right.

                                   CHAPTER 6
                       RESPONSIBILITIES OF EACH PARTY TO
                               THE JOINT VENTURE

ARTICLE 14
     PARTY A and PARTY B shall be respectively responsible for the following matters:
     Responsibilities of PARTY A:
     Handling of applications for approval, registration, business license and other matters concerning the establishment of the joint venture company from relevant departments in charge of China;
     Processing for applying the right to the use of a site to the authority in charge of the land;
     Organizing the design and construction of the premises and other engineering facilities of the joint venture company;
     Assisting PARTY B for processing import customs declaration for the machinery and equipments contributed by PARTY B as investment and arranging the transportation within the Chinese territory;
     Assisting the joint venture company in purchasing or leasing equipments, materials, raw materials, articles for office use, means of transportation and communication facilities, etc.;
     Assisting the joint venture company in contacting and settling the fundamental facilities such as water, electricity, transportation, etc.;
     Assisting the joint venture in recruiting Chinese management personnel, technical personnel, workers and other personnel needed;
     Assisting foreign workers and staff in applying for entry visa, work license and processing their traveling matters;
     Responsible for handling other matters entrusted by the joint venture company.

     Responsibilities of PARTY B:
     Providing Cash, machinery and equipment and responsible for shipping capital goods such as machinery and equipment, etc. contributed as investment to a Chinese port:
     Training the technical personnel and workers of the joint venture company:
     Responsible for other matters entrusted by the joint venture company.



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                                   CHAPTER 7
                               BUSINESS OPERATION

ARTICLE 15
     The joint venture company will operate business inside of China and it will set up branches outside of China approved by the Board of the Directors.

ARTICLE 16
     The operation mode of the joint venture company is to sell social welfare lotteries at branches in Beijing, China.

                                   CHAPTER 8
                             THE BOARD OF DIRECTORS

ARTICLE 17
     The date of registration of the joint venture company shall be the date of the establishment of the board of directors of the joint venture company.

ARTICLE 18
     The Board of Directors is composed of 7 directors, of which 3 shall be appointed by PARTY A, 4 by PARTY B. The chairman of the board shall be appointed by B and its vice-chairman by A. The term of office for the chairman and vice-chairman is four years. Their term of office may be renewed if continuously appointed by the relevant party.

ARTICLE 19
     The highest authority of the joint venture company shall be its board of directors. It shall decide all major issues concerning the joint venture company. Unanimous approval shall be required before any decisions are made concerning major issues. As for other matters, approval by majority or a simple majority shall be required.

ARTICLE 20
     The chairman of the board is the legal representative of the joint venture company. Should the chairman be unable to exercise his responsibilities for some reasons, he shall authorize the vice-chairman or any other directors to represent the joint venture company temporarily.

ARTICLE 21
     The board of directors shall convene at least one meeting every year. The meeting shall be called and presided over by the chairman of the board. The chairman may convene an interim meeting based on a proposal made by more than one third of the total number of directors. Minutes of the meetings shall be placed on file.


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                                    CHAPTER 9
                           BUSINESS MANAGEMENT OFFICE

ARTICLE 22
     The joint venture company shall establish a management office which shall be responsible for its daily management. The management office shall have a general manager, appointed by PARTY B; 3 deputy general managers, 2 by PARTY A; 1 by PARTY B. The general manager and deputy general managers shall be invited by the board of directors whose term of office is 2 years.

ARTICLE 23
     The responsibility of the general manager is to carry out the decisions of the board meeting and organize and conduct the daily management of the joint venture company. The deputy general managers shall assist the general manager in his work.

ARTICLE 24
     Several department managers may be appointed by the management office. They shall be responsible for the works in various department respectively, handling the matters handed over by the general manager and deputy general managers and shall be responsible to them.

ARTICLE 25
     In case of great or serious dereliction of duty on the part of the general manager and deputy general managers, the board of directors shall have the power to dismiss them at any time.

                                   CHAPTER 10
                             PURCHASE OF EQUIPMENT

ARTICLE 26
     In its purchase of required raw materials, fuel, parts, means of transportation and articles for office use, etc., the joint venture company shall give first priority to purchase in China where conditions are the same.

ARTICLE 27
     In case the joint venture company entrusts PARTY B to purchase equipment on overseas market, persons appointed by PARTY A shall be invited to take part in the purchasing.


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                                   CHAPTER 11
                          PREPARATION AND CONSTRUCTION


ARTICLE 28
     During the period of preparation and construction, a preparation and construction office shall be set up under the board of directors. The preparation and construction office shall consist of 7 persons, among which 4 persons will be from PARTY A, 3 persons from PARTY B. The preparation and construction office shall have one manager recommended by PARTY A, and one deputy manager by PARTY B. The manager and deputy manager shall be appointed by the board of directors.

ARTICLE 29
     The preparation and construction office is responsible for the following concrete works: examining the designs of the project, signing project construction contract, organizing the purchasing and inspecting of relative equipment, materials, etc., working out the general schedule of project construction, compiling the expenditure plans, controlling project financial payments and final accounts of the project, drawing up managerial methods and keeping and filing documents, drawings, files and materials, etc. during the construction period of the project.

ARTICLE 30
     A technical group with several technical personnel appointed by PARTY A and PARTY B shall be organized. The group, under the leadership of the preparation and construction office, is in charge of the examination, supervision, inspection, testing, checking and accepting, and performance checking for the project design, the quality of project, the equipment and materials and the imported technology.

ARTICLE 31
     After approved upon by both parties, the establishment, remuneration and the expenses of the staff of the preparation and construction office shall be covered in the project budget.

ARTICLE 32
     After having completed the project and finishing the turning over procedures, the preparation and construction office shall be dissolved upon the approval of the board of directors.


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                                   CHAPTER 12
                                LABOR MANAGEMENT

ARTICLE 33
     Labor contract covering the recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards, penalty and other matters concerning the staff and workers of the joint venture company shall be drawn up between the joint venture company and the Trade Union of the joint venture company as a whole or individual employees in accordance with the "REGULATIONS OF THE PEOPLE'S REPUBLIC OF CHINA ON LABOR MANAGEMENT IN CHINESE-FOREIGN EQUITY JOINT VENTURES AND ITS IMPLEMENTATION RULES." The labor contracts shall, after being signed, be filed with the local labor management department.

ARTICLE 34
     The appointment of high-ranking administrative personnel recommended by both parties, their salaries social insurance, welfare and the standard of traveling expenses etc. shall be decided by the meeting of the board of directors.

                                   CHAPTER 13
                            TAXES, FINANCE AND AUDIT

ARTICLE 35
     Joint venture company shall pay taxes in accordance with the stipulations of Chinese laws and other relative regulations.

ARTICLE 36
     Staff members and workers of the joint venture company shall pay individual income tax according to the "INDIVIDUAL INCOME TAX LAW OF THE PEOPLE'S REPUBLIC OF CHINA."

ARTICLE 37
     Allocations for reserve funds, expansion funds of the joint venture company and welfare funds and bonuses for staff and workers shall be set aside in accordance with the stipulations in the "LAW OF THE PEOPLE'S REPUBLIC OF CHINA ON CHINESE-FOREIGN EQUITY JOINT VENTURE." The annual proportion of allocations shall be decided by the joint venture board of directors according to the business situations of the joint venture company.



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ARTICLE 38
     The fiscal year of the joint venture company shall be from January 1 to December 31. All vouchers, receipts, statistic statements and reports, account books shall be written in Chinese.

ARTICLE 39
     Financial checking and examination of the joint venture company shall be conducted by an auditor registered in China and reports shall be submitted to the board of directors and the general manager.

ARTICLE 40
     In case PARTY B considers it is necessary to employ a foreign auditor registered in other country to undertake annual financial checking and examination PARTY A shall give its consent. All the expenses thereof shall be borne by PARTY B.

ARTICLE 41
     In the first three months of each fiscal year, the manager shall prepare previous year's balance sheet, profit and loss statement and proposal regarding the disposal of profits, and submit them to the board of directors for examination and approval.

                                   CHAPTER 14
                         DURATION OF THE JOINT VENTURE

ARTICLE 42
     The duration of the joint venture company is 30 years. The establishment of the joint venture company shall start from the date on which the business license of the joint venture company is issued.

ARTICLE 43
     An application for the extension of the duration, proposed by one party and unanimously approved by the board of directors, shall be submitted to the Ministry of Foreign Trade and Economic Cooperation six months prior to the expiry date of the joint venture for the duration of 10 years.

                                   CHAPTER 15
                  THE DISPOSAL OF ASSETS AFTER THE EXPIRATION
                                OF THE DURATION

ARTICLE 44
     Upon the expiration of the duration or termination before the date of expiration of the joint venture, liquidation shall be carried out according to the relevant law. The




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liquidated assets shall be distributed in accordance with the proportion of investment contributed by PARTY A and PARTY B.

                                   CHAPTER 16
                                   INSURANCE

ARTICLE 45
     Insurance policies of the joint venture company on various kinds of risks shall be underwritten with the insurance companies set up within the boundary. Types, the value and duration of insurance shall be decided by the board of directors in accordance with the stipulations of the insurance companies set up within the boundary.

                                   CHAPTER 17
                         THE AMENDMENT, ALTERATION AND
                           DISCHARGE OF THE CONTRACT

ARTICLE 46
     The amendment of the contract or other appendices shall come into force only after the written agreement signed by PARTY A and PARTY B and approved by the original examination and approval authority.

ARTICLE 47
     In case of inability to fulfill the contract or to continue operation due to heavy losses in successive years as a result of force majeure, the duration of the joint venture and the contract shall be terminated before the time of expiration after unanimously agreed upon by the board of directors and approved by the original examination and approval authority.

ARTICLE 48
     Should the joint venture company be unable to continue its operations or achieve the business purpose stipulated in the contract due to the fact that one of the contracting parties fails to fulfill the obligations prescribed by the contract and articles of association, or seriously violates the stipulations of the contract and articles of association, that party shall be deemed as unilaterally terminates the con tract. The other party shall have the right to terminate the contract in accordance with the provisions of the contract after approved by the original examination and approval authority as well as to claim damages. In case PARTY A and PARTY B of the joint venture company agree to continue the operation, the party who fails to fulfill


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the obligations shall be liable to the economic losses thus caused to the joint venture company.

                                   CHAPTER 18
                       LIABILITIES For BREACH OF CONTRACT

ARTICLE 49
     Should either PARTY A or PARTY B fail to pay on schedule the contributions in accordance with the provisions defined in Chapter 5 of this contract the breaching party shall pay to the other party 2% of the contribution starting from the first month after exceeding the time limit, should the breaching party fail to pay after 3 months. 4% of the contribution shall be paid to the other party, who shall have the right to terminate the contract and to claim damages to the breaching party in accordance with the stipulations in Article 45 of the contract.

ARTICLE 50
     Should all or part of the contract and its appendices be unable to be fulfilled owing to the fault of one party, the breaching party shall bear the responsibilities thus caused. Should it be the fault of both parties, they shall bear their respective responsibilities according to actual situations.

                                   CHAPTER 19
                                 FORCE MAJEURE

ARTICLE 51
     Should either of the parties to the contract be prevented from executing the contract by force majeure, such as earthquake, typhoon, flood, fire and war and other unforseen events, and their happening and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by cable without any delay and within 15 days thereafter provide the detailed information of the events and a valid document for evidence issued by the relevant public notary organization for explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or to exempt the part of obligations for implementation of the contract or whether to delay the execution of the contract according to the defects of the events on the performance of the contract.


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                                   CHAPTER 20
                                 APPLICABLE LAW

ARTICLE 52
     The formation of this contract, its validity, interpretation, execution and settlement of the disputes shall be governed by the related laws of the People's Republic of China.

                                   CHAPTER 21
                             SETTLEMENT OF DISPUTES

ARTICLE 53
     Any disputes arising from the execution of, or in connection with the contract shall be settled through friendly consultations between both parties. In case no settlement can be reached through consultations, the disputes shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its rules of procedure. The arbitrate award is final and binding upon both parties.

ARTICLE 54
     During the arbitration, the contract shall be executed continuously by both parties except for matters in disputes.

                                   CHAPTER 22
                                    LANGUAGE

ARTICLE 55
     The contract shall be written in Chinese version and in English version. Both above-mentioned versions, the Chinese version shall prevail.

                                   CHAPTER 23
                         EFFECTIVENESS OF THE CONTRACT
                               AND MISCELLANEOUS

ARTICLE 56
     The appendices drawn up in accordance with the principles of this contract are integral part of this contract, including the project agreement, the technology transfer agreement, the sales agreement....


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ARTICLE 57
     The contract and its appendices shall come into force beginning from the date of approval of the Ministry of Foreign Trade and Economic Cooperation of the People's Republic of China.

ARTICLE 58
     Should notices in connection with any party's rights and obligations be sent by either PARTY A or PARTY B by telegram or telex, etc., the written letter notices shall be also required afterwards. The residences of PARTY B listed in this contract shall be the posting addresses. The mailing address of PARTY A is Room 3301, 29 Yazigiao Road, Xuan wu District, Beijing 100055, China.

ARTICLE 59
     The contract is signed in Beijing, China by the authorized representatives of both parties on April 29, 1997.

FOR PARTY A BEIJING ZHIDA DEVELOPMENT COMPANY
(signature written in Chinese)


FOR PARTY B MORCELI, LIMITED
s/s Ronald G. Sparles
----------------------------
Ronald G. Sparles
Date: April 29, 1997